UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
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ASHFORD HOSPITALITY PRIME, INC.
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On April, 18, 2016, Ashford Hospitality Prime, Inc. issued the following press release.

NEWS RELEASE

Contact:	Mike Geller	Trevor Gibbons	Stacy Feit
	Edelman	Edelman	Financial Relations Board
	(212) 729-2163	(212) 704-8166	(213) 486-6549

ASHFORD PRIME REBUTS MYTHS ESPOUSED BY SESSA

Ashford Prime Directors Have No Ability to Unilaterally Amend Advisory Agreement and Have No Intention of Approving Sessa's Unqualified Slate

DALLAS, April 18, 2016 – Ashford Hospitality Prime, Inc., (NYSE: AHP) ("Ashford Prime" or the "Company") a real estate investment trust (REIT) focused on investing in luxury hotels located in resort and gateway markets, today responded to comments by Sessa Capital ("Sessa") related to the Company's previously announced conclusion of its strategic review process.

On April 8, 2016, Ashford Prime announced the conclusion of its review of strategic alternatives and a number of immediate structural changes and long-term initiatives designed to enhance stockholder value.  The Company believes that the positive stock price performance on the date of this announcement reflects the market's favorable view towards the Company's value-enhancing decisions following the review process, which was thorough, deliberate and conducted with the support of independent financial and legal advisors.  In response, Sessa criticized these actions and irresponsibly suggested that a vote for their purported slate of candidates would facilitate the unilateral amendment of certain contractual provisions under the Company's advisory agreement with Ashford Inc. (NYSE MKT: AINC).

The fact is no board of Ashford Prime, present or future, is in a position to unilaterally amend this agreement and any amendment must necessarily involve Ashford Inc., which is a separate public company with totally separate independent directors and not under Ashford Prime's control.  The Company believes that Sessa's continued failure to properly diligence or understand the Company's contractual obligations is troubling and demonstrates a naiveté of public company operations and basic contract law. The termination fee under the advisory agreement, which would be payable to Ashford Inc., among other circumstances, if Ashford Inc. is terminated as the Company's manager or if Sessa's purported slate is elected without the prior approval of the incumbent board, is a reality and it could impact stockholder value significantly if triggered.  The Company believes stockholders should be troubled by Sessa's failure to describe any actionable strategy for the Company going forward in the event that Sessa is successful in its proxy campaign, including any actionable strategy for pursuing its agenda of eliminating or reducing the termination fee.  The Company has reached out to Sessa multiple times over the past year requesting their input on ways to negotiate with Ashford Inc. in regards to the termination fee and has not received a single idea from Sessa on the topic.

The Company further disputes Sessa's unfounded and inflammatory accusation that its directors are using illegitimate reasons for not approving Sessa's purported slate. Sessa has proposed what the Company believes is an inexperienced and unqualified slate, has submitted incomplete nominating materials and has refused to allow its purported nominees to meet with the board's governance committee absent inappropriate restrictions. The Company believes it is disingenuous for Sessa to pursue this course of action and then to criticize the incumbent board for not approving its slate.  The Company remains committed to acting in the best interests of its stockholders and will not be swayed from doing so by unfounded accusations asserted by Sessa.  The directors of the Company will not shirk their fiduciary duty to stockholders by approving purported nominees that have not been properly vetted and have failed to comply with Company bylaws.

Ashford Prime has retained Cadwalader Wickersham & Taft LLP as legal counsel. Moelis & Company LLC is acting as financial advisor to Ashford Prime in connection with Sessa's proxy contest.

Forward-Looking Statements
Certain statements and assumptions in this press release contain or are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties. When we use the words "will likely result," "may," "anticipate," "estimate," "should," "expect," "believe," "intend," or similar expressions, we intend to identify forward-looking statements. Such forward-looking statements include, but are not limited to, our business and investment strategy, our understanding of our competition, current market trends and opportunities, and projected capital expenditures. Such statements are subject to numerous assumptions and uncertainties, many of which are outside of our control.

These forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual results to differ materially from those anticipated, including, without limitation: general volatility of the capital markets, the general economy or the hospitality industry, whether the result of market events or otherwise; our ability to deploy capital and raise additional capital at reasonable costs to repay debts, invest in our properties and fund future acquisitions; unanticipated increases in financing and other costs, including a rise in interest rates; the degree and nature of our competition; actual and potential conflicts of interest with Ashford Hospitality Trust, Inc., Ashford Hospitality Advisors, LLC ("Ashford LLC"), Ashford Inc., Remington Lodging & Hospitality, LLC, our executive officers and our non-independent directors; our ability to implement and execute on planned initiatives announced in connection with the conclusion of our independent directors' strategic review process; changes in personnel of Ashford LLC or the lack of availability of qualified personnel; changes in governmental regulations, accounting rules, tax rates and similar matters; legislative and regulatory changes, including changes to the Internal Revenue Code and related rules, regulations and interpretations governing the taxation of real estate investment trusts ("REITs"); and limitations imposed on our business and our ability to satisfy complex rules in order for us to qualify as a REIT for U.S. federal income tax purposes. These and other risk factors are more fully discussed in the section entitled "Risk Factors" in our Annual Report on Form 10-K, and from time to time, in our other filings with the Securities and Exchange Commission ("SEC").

The forward-looking statements included in this press release are only made as of the date of this press release. Investors should not place undue reliance on these forward-looking statements. We are not obligated to publicly update or revise any forward-looking statements, whether as a result of new information, future events or circumstances, changes in expectations or otherwise.

Important Information
 Ashford Hospitality Prime, Inc. ("Ashford Prime") has filed a preliminary proxy statement in connection with its 2016 Annual Meeting of Stockholders (the "2016 Annual Meeting"). Prior to the 2016 Annual Meeting, Ashford Prime will file and provide to its stockholders a definitive proxy statement. ASHFORD PRIME STOCKHOLDERS ARE STRONGLY URGED TO READ THE DEFINITIVE PROXY STATEMENT, THE ACCOMPANYING GOLD PROXY CARD AND OTHER RELEVANT DOCUMENTS FILED BY ASHFORD PRIME WITH THE SEC IN THEIR ENTIRETY BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. When completed, the definitive proxy statement and an accompanying GOLD proxy card will be furnished to Ashford Prime'sstockholders and will be, along with other relevant documents, available at no charge on the SEC's website at www.sec.gov. Copies of these documents will also be available free of charge from Ashford Prime by directing a request to Ashford Hospitality Prime, Inc., Attn: Investor Relations, 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254 or by calling (972) 490-9600.

Certain Information Concerning Participants
 Ashford Prime, its directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Ashford Prime's stockholders in connection with its 2016 Annual Meeting. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Ashford Prime's preliminary proxy statement, filed with the SEC on April 12, 2016. To the extent holdings of Ashford Prime's securities by such individuals have changed since the amounts printed in the preliminary proxy statement, dated April 12, 2015, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, is set forth in the preliminary proxy statement and, to the extent applicable, will be updated in the definitive proxy statement and other materials to be filed with the SEC in connection withAshford Prime's 2016 Annual Meeting.

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